UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2014

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 17, 2014, John B. Bartling, Jr. resigned from the Board of Directors (the “Board”) of Ares Commercial Real Estate Corporation (the “Company”) effective October 17, 2014.  On October 17, 2014, the Board elected Robert L. Rosen, who has served on the Board since the Company’s initial public offering in May 2012, as Chairman of the Board.  Mr. Rosen has 35 years of experience as a senior executive and director of financial services, healthcare services, real estate and private equity funds in addition to his previously serving as the chairman of two boards of directors. Mr. Rosen is also an Operating Advisor to the Ares Management Private Equity Group and is an inaugural member of Ares Capital Corporation’s (NASDAQ: ARCC) board of directors.

The Board is now comprised of eight members, including five directors who are independent for purposes of the New York Stock Exchange corporate governance listing requirements and rules and regulations of the Securities and Exchange Commission.

Mr. Bartling’s resignation did not involve a disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2014

ARES COMMERCIAL REAL ESTATE CORPORATION

	By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Vice President and General Counsel